Exhibit 99.1

SCHEDULE 13G JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13G (as so amended, the “Schedule 13G”) with respect to the common stock of Motus GI Holdings, Inc. is, and any additional amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to the Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated:   February 14, 2020

/s/ Larry N. Feinberg
Larry N. Feinberg, Individually

ORACLE PARTNERS, LP
By: ORACLE ASSOCIATES, LLC, its general partner

By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Managing Member

ORACLE INSTITUTIONAL PARTNERS, LP
By: ORACLE ASSOCIATES, LLC, its general partner

By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Managing Member

ORACLE TEN FUND, LP
By: ORACLE ASSOCIATES, LLC, its general partner

By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Managing Member

ORACLE ASSOCIATES, LLC

By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Managing Member

ORACLE INVESTMENT MANAGEMENT, INC.

By:	/s/ Larry N. Feinberg
Larry N. Feinberg, President

ORACLE INVESTMENT MANAGEMENT, INC.
EMPLOYEES’ RETIREMENT PLAN

By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Trustee

THE FEINBERG FAMILY FOUNDATION

By:	/s/ Larry N. Feinberg
Larry N. Feinberg, Trustee